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                                                                      EXHIBIT 23


                              ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Freedom Group, Inc. and Subsidiaries:


     We consent to the incorporation by reference in the registration statement (No. 333-28657) on Form S-8 and in the registration statement (No. 333-54015) on Form S-3 of American Retirement Corporation of our report dated March 6, 1998 except as to note 17 which is as of July 14, 1998, with respect to the combined balance sheet of Freedom Group, Inc. and subsidiaries and Freedom Village of Holland, Michigan, a general partnership, as of December 31, 1997 and the related combined statements of income, changes in stockholders' equity (deficit) and partnership capital, and cash flows for the year then ended, which report appears in the Form 8-K of American Retirement Corporation dated July 28, 1998.



                                                  /s/ KPMG PEAT MARWICK LLP
                                                  -----------------------------
                                                      KPMG Peat Marwick LLP


St. Petersburg, Florida
July 28, 1998